Exhibit 99.1

PRESS RELEASE

Level 3 Reports Second Quarter 2015 Results

Second Quarter 2015 Highlights

•                  Grew Core Network Services revenue by 5 percent year-over-year, on a constant currency basis

•                  Strong Adjusted EBITDA of $665 million, including $5 million of integration-related expenses; Adjusted EBITDA margin grew to 32.3 percent

•                  Generated Free Cash Flow of $102 million

•                  Achieved approximately $115 million of annualized run-rate Adjusted EBITDA synergies since the close of the tw telecom transaction

BROOMFIELD, Colo., July 29, 2015 — Level 3 Communications, Inc. (NYSE: LVLT) today reported results for the second quarter 2015.

“Level 3 continued to drive profitable growth, as evidenced by our expanding margins,” said Jeff Storey, president and CEO of Level 3. “We executed on our integration plans, while maintaining our focus on the customer experience. Beyond integration, we are also making investments to position the company for long-term growth by advancing our product offerings, expanding our network footprint and simplifying our operating environment.”

Total revenue was $2.061 billion for the second quarter 2015, compared to $2.030 billion on a pro forma basis, for the second quarter 2014, assuming the tw telecom acquisition took place on January 1, 2014.

In the second quarter 2015, the company generated net income of $150 million and basic earnings per share of $0.42, which excludes a loss on the extinguishment and modification of debt, related to refinancing transactions completed during the quarter. That loss was approximately $163 million or $0.46 per share. Including this loss, basic and diluted earnings per share were ($0.04). For the second quarter 2014, pro forma net income was $45 million and basic and diluted earnings per share were $0.13.

1

Financial Results

Metric ($ in millions, except per share data)	Second Quarter 2015	Second Quarter 2014 Pro Forma(1)
Core Network Services Revenue(2)	$1,941	$1,886
Wholesale Voice Services and Other Revenue(2)	$120	$144
Total Revenue	$2,061	$2,030
Adjusted EBITDA, including acquisition related expenses(3)(4)	$665	$597
Capital Expenditures	$317	$332
Unlevered Cash Flow(3)	$321	$261
Free Cash Flow(3)	$102	$62
Network Access Margin	66.2%	64.3%
Adjusted EBITDA Margin(3)(4)	32.3%	29.4%
Net Income (Loss)	$(13)	$45
Net Income (Loss) per Common Share- Basic	$(0.04)	$0.13
Weighted Average Shares Outstanding (in thousands)- Basic	354,471	334,276

(1)   References to “pro forma” figures assume the tw telecom acquisition took place on January 1, 2014.

(2)   The reported second quarter 2014 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

(3)   See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.

(4)   Includes tw telecom acquisition-related expenses of $5 million for the second quarter 2015 and $8 million for the second quarter 2014.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	Second Quarter 2015	Second Quarter 2014 Pro Forma(1)(2)	Percent Change, Constant Currency
North America	$1,551	$1,455	7%
Wholesale	$450	$426	6%
Enterprise	$1,101	$1,029	7%

EMEA	$204	$231	(3)%
Wholesale	$68	$85	(10)%
Enterprise	$111	$115	5%
UK Government	$25	$31	(11)%

Latin America	$186	$200	6%
Wholesale	$40	$42	6%
Enterprise	$146	$158	6%

Total CNS Revenue	$1,941	$1,886	5%
Wholesale	$558	$553	3%
Enterprise	$1,383	$1,333	6%

(1)   References to “pro forma” figures assume the tw telecom acquisition took place on January 1, 2014.

(2)   The reported second quarter 2014 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

2

CNS Revenue

CNS Revenue was $1.941 billion in the second quarter 2015, increasing 5.4 percent year-over-year on a pro forma and constant currency basis.

“We continue to see growth in CNS revenue from our enterprise customers across all regions,” said Sunit Patel, executive vice president and CFO of Level 3. “North America Wholesale CNS revenue benefited from larger dispute settlements during the quarter.”

Deferred Revenue

The Deferred Revenue balance was $1.172 billion at the end of the second quarter 2015, compared to $1.195 billion at the end of the first quarter 2015.

Network Access Costs

Network Access Costs were $696 million in the second quarter 2015, compared to $724 million on a pro forma basis in the second quarter 2014.

Network Related Expenses

For the second quarter 2015, excluding non-cash compensation expense, Network Related Expenses were $359 million. This compared to $357 million on a pro forma basis for the second quarter 2014.

Selling, General and Administrative Expenses (SG&A)

Excluding non-cash compensation expense and integration-related expenses, SG&A expenses were $336 million in the second quarter 2015. This compared to $344 million on a pro forma basis for the second quarter 2014.

Non-cash Compensation Expense

Non-cash compensation expense was $27 million for the second quarter 2015. For the second quarter 2014, non-cash compensation expense was $24 million on a pro forma basis.

Adjusted EBITDA

For the second quarter 2015, Adjusted EBITDA was $665 million, including $5 million of integration-related expenses. For the second quarter 2014, Adjusted EBITDA on a pro forma basis was $597 million, which included $8 million of tw telecom acquisition-related expenses.

Cash Flow and Capital Market Transactions

Free Cash Flow was $102 million for the second quarter 2015, compared to $62 million on a pro forma basis for the second quarter 2014.

For the second quarter 2015, capital expenditures were $317 million.

During the quarter, all of the outstanding principal amount of the 9.375% Senior Notes due 2019 was redeemed. To fund the redemption of these notes, Level 3 Financing, Inc., used the net proceeds, along with cash on hand, from the issuance on January 29, 2015, of its 5.625% Senior Notes due 2023.

Additionally, Level 3 Financing, Inc., completed its previously announced offering of $700 million aggregate principal amount of its 5.125% Senior Notes due 2023 and $800 million aggregate principal amount of its 5.375% Senior Notes due 2025. The net proceeds from the offering of

3

the notes, together with cash on hand, were used to redeem the $1.2 billion aggregate principal amount outstanding of Level 3 Financing, Inc.’s 8.125% Senior Notes due 2019 and $300 million aggregate principal amount outstanding of Level 3 Communications, Inc.’s 8.875% Senior Notes due 2019.

Level 3 Financing, Inc., also completed the refinancing of its $2 billion senior secured Tranche B Term Loan due 2022 with an aggregate $2 billion principal amount of a new senior secured Tranche B-II 2022 Term Loan during the quarter. The Tranche B-II 2022 Term Loan bears interest at LIBOR plus 2.75 percent, with a minimum LIBOR of 0.75 percent, and will mature on May 31, 2022.

The aggregate loss on extinguishment and modification of debt as a result of all capital markets transactions and related redemptions was $163 million.

As of June 30, 2015, the company had cash and cash equivalents of approximately $549 million.

2015 Business Outlook

“We remain confident in our performance for the remainder of the year and are reiterating the outlook we provided last quarter,” Patel said. “We continue to expect 2015 Adjusted EBITDA growth of 14 to 17 percent and Free Cash Flow of $600 to $650 million for the full year 2015.”

“Given the capital markets activity in the quarter, we are lowering our interest expense outlook for the full year 2015, and now expect GAAP interest expense of approximately $650 million and net cash interest expense of approximately $640 million, compared to our prior outlook of $660 million and $645 million, respectively.”

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s second quarter 2015 results today at 10 a.m. ET. The call will be broadcast live on Level 3’s Investor Relations website at http://investors.level3.com. Additional information regarding second quarter 2015 results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International). Questions should be sent to investor.relations@level3.com.

For additional information, please call +1 720-888-2518.

###

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

4

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition; manage risks associated with continued uncertainty in the global economy; increase revenue from its services to realize its targets for financial and operating performance; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
Ashley Pritchard	+1 720-888-2518
+1 720-888-5950	investor.relations@level3.com
ashley.pritchard@level3.com

5

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Operations, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric
Q2 2015 (as reported)
(in millions)

Net Loss	$(13)
Income Tax Expense	18
Total Other Expense	345
Depreciation and Amortization	288
Non-Cash Stock Compensation	27
Adjusted EBITDA	$665

Total Revenue	$2,061
Adjusted EBITDA Margin	32.3%

Adjusted EBITDA Metric
Q2 2014 (Pro Forma)
(in millions)

Net Income	$45
Income Tax Expense	15
Total Other Expense	233
Depreciation and Amortization	280
Non-Cash Stock Compensation	24
Adjusted EBITDA	$597

Total Revenue	$2,030
Adjusted EBITDA Margin	29.4%

Adjusted EBITDA Metric
Q2 2014 (as reported)
(in millions)

Net Income	$51
Income Tax Expense	12
Total Other Expense	193
Depreciation and Amortization	187
Non-Cash Stock Compensation	16
Adjusted EBITDA	$459

Total Revenue	$1,625
Adjusted EBITDA Margin	28.2%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow

Three Months Ended June 30, 2015 (as reported)

	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$419	$419
Capital Expenditures	(317)	(317)
Cash Interest Paid	219	N/A
Interest Income	—	N/A
Total	$321	$102

Unlevered Cash Flow and Free Cash Flow

Three Months Ended June 30, 2014 (Pro Forma)

	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$394	$394
Capital Expenditures	(332)	(332)
Cash Interest Paid	199	N/A
Interest Income	—	N/A
Total	$261	$62

Unlevered Cash Flow and Free Cash Flow

Three Months Ended June 30, 2014 (as reported)

	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$303	$303
Capital Expenditures	(241)	(241)
Cash Interest Paid	149	N/A
Interest Income	—	N/A
Total	$211	$62

2Q14 Pro Forma Combined Company Results

($ in millions)	Historical Level 3	Historical tw telecom as adjusted *	Intercompany Eliminations	Pro Forma Adjustments (1)	Total
Core Network Services (CNS) Revenue
North America	$1,051	$420	$(15)	$(1)	$1,455
Wholesale	$367	$90	$(15)	$(16)	$426
Enterprise	$684	$330	$—	$15	$1,029

EMEA	$229	$—	$—	$2	$231
Wholesale	$86	$—	$—	$(1)	$85
Enterprise	$143	$—	$—	$3	$146

Latin America	$199	$—	$—	$1	$200
Wholesale	$42	$—	$—	$—	$42
Enterprise	$157	$—	$—	$1	$158

Total CNS Revenue	$1,479	$420	$(15)	$2	$1,886
Wholesale Voice Services and Other	146	—	—	(2)	144
Total Revenue	$1,625	$420	$(15)	$—	$2,030

Network Access Costs	$(613)	$(123)	$12	$—	$(724)
Network Related Expenses	(302)	(61)	2	—	(361)
Selling, General and Administrative Expenses	(267)	(105)	—	—	(372)
Add back: Non-Cash Compensation Expenses	16	8	—	—	24
Add back: Non-Cash Impairment	—	—	—	—	—
Adjusted EBITDA Including Acquisition-Related Expenses	$459	$139	$(1)	$—	$597

Transaction Costs	$4	$4	$—	$—	$8
Integration Costs	—	—	—	—	—
Total Acquisition Related Costs	$4	$4	$—	$—	$8

Adjusted EBITDA Excluding Acquisition-Related Expenses	$463	$143	$(1)	$—	$605

Capital Expenditures	$241	$91	$—	$—	$332
		$—
Colocation and Datacenter Services	$146	$12	$(1)	$—	$157
Transport and Fiber	508	76	(12)	2	574
IP and Data Services	588	263	(2)	—	849
Voice Services (Local and Enterprise)	237	69	—	—	306
Total Core Network Services	$1,479	$420	$(15)	$2	$1,886
Wholesale Voice Services and Other	146	—	—	(2)	144
Total Revenue	$1,625	$420	$(15)	$—	$2,030

* Certain reclassifications have been made to the historical presentation of tw telecom’s historical results to conform to the presentation used by Level 3, primarily related to network access costs, network related expenses, depreciation and amortization and selling, general and administrative expenses.

(1) The 2014 quarterly results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

Debt is defined as total gross debt, including capital leases from the Consolidated Balance Sheet.

Net Debt to Pro Forma Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as debt, reduced by cash and cash equivalents and divided by LTM Adjusted EBITDA Pro Forma to include tw telecom results excluding acquisition-related expenses.

Level 3 Communications, Inc. and Consolidated Subsidiaries
Pro Forma LTM Adjusted EBITDA
($ in millions)

	3Q14 (Pro Forma) (1)	4Q14 (Pro Forma) (1)	1Q15 (as reported)	2Q15 (as reported)	Total: LTM (Pro Forma) (1)

Total Revenue	$2,038	$2,052	$2,053	$2,061	$8,204
Network Access Costs	(717)	(732)	(723)	(696)	(2,868)
Network Related Expenses	(369)	(378)	(356)	(363)	(1,466)
Selling, General and Administrative Expenses	(372)	(567)	(370)	(364)	(1,673)
Add back: Non-Cash Compensation Expenses	32	93	31	27	183
Add back: Non-Cash Impairment	—	1	—	—	1
Acquisition-Related Expenses	8	156	5	5	174
Adjusted EBITDA Excluding Acquisition-Related Expenses	$620	$625	$640	$670	$2,555

(1) Quarterly 2014 Pro Forma Adjusted EBITDA assumes the acquisition of tw telecom took place on January 1, 2014.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Net Debt to Pro Forma LTM Adjusted EBITDA Ratio as of June 30, 2015

($ in millions)

Debt	$11,035
Cash and Cash Equivalents	(549)
Net Debt	$10,486
Pro Forma LTM Adjusted EBITDA	$2,555
Net Debt to Pro Forma LTM Adjusted EBITDA Ratio	4.1

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014

Revenue	$2,061	$2,053	$1,625

Costs and Expenses
Network Access Costs	696	723	613
Network Related Expenses	363	356	302
Depreciation and Amortization	288	288	187
Selling, General and Administrative Expenses	364	370	267
Total Costs and Expenses	1,711	1,737	1,369

Operating Income	350	316	256

Other Income (Expense):
Interest income	—	1	—
Interest expense	(165)	(180)	(149)
Loss on modification and extinguishment of debt	(163)	—	—
Other, net	(17)	(10)	(44)
Total Other Expense	(345)	(189)	(193)

Income Before Income Taxes	5	127	63

Income Tax Expense	(18)	(5)	(12)

Net Income (Loss)	$(13)	$122	$51

Basic Earnings per Common Share:
Net Income (Loss) per Share	$(0.04)	$0.35	$0.21
Weighted-Average Shares Outstanding (in thousands)	354,471	346,874	237,376

Diluted Earnings per Common Share:
Net Income (Loss) per Share	$(0.04)	$0.35	$0.21
Weighted-Average Shares Outstanding (in thousands)	354,471	350,832	241,406

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,	June 30,
(dollars in millions)	2015	2014	2014

Assets

Current Assets:
Cash and cash equivalents	$549	$580	$637
Restricted cash and securities	8	7	6
Receivables, less allowances for doubtful accounts	756	737	722
Other	190	165	174
Total Current Assets	1,503	1,489	1,539

Property, Plant and Equipment, net	9,900	9,860	8,355
Restricted Cash and Securities	43	20	23
Goodwill	7,747	7,689	2,578
Other Intangibles, net	1,240	1,414	169
Other Assets	451	475	364
Total Assets	$20,884	$20,947	$13,028

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$637	$664	$613
Current portion of long-term debt	17	349	503
Accrued payroll and employee benefits	202	273	145
Accrued interest	125	174	166
Current portion of deferred revenue	280	287	258
Other	179	167	139
Total Current Liabilities	1,440	1,914	1,824

Long-Term Debt, less current portion	11,001	10,984	7,855
Deferred Revenue, less current portion	892	921	885
Other Liabilities	734	765	785
Total Liabilities	14,067	14,584	11,349

Stockholders’ Equity	6,817	6,363	1,679
Total Liabilities and Stockholders’ Equity	$20,884	$20,947	$13,028

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(dollars in millions)	2015	2015	2014

Cash Flows from Operating Activities:
Net income (loss)	$(13)	$122	$51

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	288	288	187
Non-cash compensation expense attributable to stock awards	27	31	16
Loss on modification and extinguishment of debt	163	—	—
Accretion of debt discount and amortization of debt issuance costs	6	7	8
Accrued interest on long-term debt	(62)	22	(8)
Non-cash tax adjustments	—	—	1
Deferred income taxes	—	(10)	7
Gain on sale of property, plant and equipment and other assets	2	(1)	—
Other, net	9	21	12
Changes in working capital items:
Receivables	(9)	(23)	(23)
Other current assets	(17)	(19)	(12)
Payables	2	(24)	51
Deferred revenue	(12)	8	(23)
Other current liabilities	35	(117)	36
Net Cash Provided by Operating Activities	419	305	303

Cash Flows from Investing Activities:
Capital expenditures	(317)	(254)	(241)
Change in restricted cash and securities, net	(25)	1	1
Proceeds from sale of property, plant and equipment and other assets	1	1	—
Net Cash Used in Investing Activities	(341)	(252)	(240)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	3,456	492	—
Payments on and repurchases of long-term debt and capital leases	(4,096)	(2)	(3)
Net Cash Provided by (Used in) Financing Activities	(640)	490	(3)

Effect of Exchange Rates on Cash and Cash Equivalents	(3)	(9)	(30)

Net Change in Cash and Cash Equivalents	(565)	534	30

Cash and Cash Equivalents at Beginning of Period	1,114	580	607

Cash and Cash Equivalents at End of Period	$549	$1,114	$637

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$219	$147	$149